UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Piedmont Community Bank Group, Inc.

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PIEDMONT COMMUNITY BANK GROUP, INC.

110 Bill Conn Parkway

Gray, Georgia 31032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

We cordially invite you to attend the 2008 Annual Meeting of Shareholders of Piedmont Community Bank Group, Inc. (the “Company”). At the meeting, we will report on our performance in 2007 and answer your questions. We look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 28, 2008 at 4:00 p.m. at The Jones County Chamber of Commerce located at 161 West Clinton Street, Gray, Georgia 31032 for the following purposes:

1.	To elect five Class II directors to serve for three-year terms expiring at the 2011 Annual Meeting of Shareholders;

2.	To approve an amendment to the Company’s articles of incorporation that authorizes the Company to issue preferred stock in addition to common stock; and

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on April 30, 2008 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior the meeting and will be available at the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible in the envelope provided.

We are enclosing in this package a copy of our 2007 Annual Report, which includes the financial statements and footnote disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operation for your review. We look forward to seeing you at our annual meeting on May 28, 2008.

By Order of the Board of Directors,

R. Drew Hulsey, Jr.
Chief Executive Officer

May [__], 2008

Gray, Georgia

PIEDMONT COMMUNITY BANK GROUP, INC.

110 Bill Conn Parkway

Gray, Georgia 31032

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 28, 2008

Our Board of Directors is soliciting proxies for the 2008 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

The Board of Directors set April 30, 2008 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,630,734 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. Provided that a quorum is present, directors will be elected by a plurality of the shares voted at the meeting. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, abstentions and broker non-votes will not effect the outcome of the vote. All other matters that may properly come before the meeting, including the proposal to amend our articles of incorporation to authorize preferred stock, will require the affirmative vote of a majority of the shares voted at the meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

When you sign the proxy card, you appoint Mickey C. Parker or R. Drew Hulsey, Jr. as your representative at the meeting. Mr. Parker and Mr. Hulsey, or either of them, will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Parker or Mr. Hulsey will vote your proxy for the election to the Board of Directors of the Class II nominees listed below under “Election of Class II Directors” and for the proposal to amend our articles of incorporation to authorize preferred stock. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Parker or Mr. Hulsey will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about May [__], 2008.

PROPOSAL ONE – ELECTION OF CLASS II DIRECTORS

At the annual meeting five Class II directors will be elected each to serve for a three-year term of office. Our articles of incorporation divide the Board of Directors into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each, after the initial terms of one year, two years and three years, respectively. The term of Class II directors expires at the 2008 annual meeting. The Board of Directors has set the number of the Class II directors at five. The Board has nominated the following persons for Class II membership on the Board, and unanimously recommends a vote “FOR” the election of these persons:

Christine A. Daniels

Franklin J. Davis

Roy H. Fickling

James R. Hawkins

R. Drew Hulsey, Jr.

The Board of Directors unanimously recommends that you vote FOR the election of each of the current nominees as Class II directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Parker or Mr. Hulsey will vote your proxy to elect the nominees listed above. If any of these nominees is unable or fails to accept nomination or election, which we do not anticipate, Mr. Parker or Mr. Hulsey will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Directors and Executive Officers

The following table and text provide certain information about our directors, including the Class II nominees identified above, and our executive officers. Each of our directors other than Roy H. Fickling has served as a director since our incorporation in 2006 and each director other than Mr. Fickling and R. Drew Hulsey, Jr. has served as a director of Piedmont Community Bank since its opening in 2002. Mr. Fickling joined both Boards in 2008. Mr. Hulsey joined the bank’s Board in 2003 when he became chief executive officer. All of our directors other than Mr. Hulsey and Mickey C. Parker, who are also executive officers, qualify as “independent” directors as defined by Nasdaq Marketplace Rule 4200(a)(15).

Name	Age	Year Term Expires	Position(s)

Christine A. Daniels	58	2008	Director of both institutions; Secretary of both institutions

M. Cole Davis	52	N/A	Executive Vice President of Retail Banking

Franklin J. Davis	47	2008	Director of both institutions

Joseph S. Dumas	58	2009	Director of both institutions

Roy H. Fickling	42	2008	Director of both institutions

Terrell L. Fulford	58	2009	Director of both institutions; Vice Chairman of both institutions

Arthur J. Goolsby	65	2010	Director of both institutions

James R. Hawkins	45	2008	Director of both institutions

John A. Hudson	67	2010	Director of both institutions; Chairman of both institutions

R. Drew Hulsey, Jr.	45	2008	Director of both institutions; CEO of both institutions

Robert C. McMahan	67	2010	Director of both institutions

Mickey C. Parker	53	2010	Director of both institutions; President of both institutions

Zelma A. Redding	65	2009	Director of both institutions

Angela M. Tribble	46	2009	Director of both institutions

Set forth below is certain biographical information regarding our directors and executive officers, including their recent business experience:

CHRISTINE A. DANIELS – Mrs. Daniels is a lifelong resident of Jones County. She recently retired from Wachovia Securities where she spent the past six years employed as a registered sales associate. Prior to that, she spent 33 years in the insurance industry (all with CIGNA Insurance Company). During her career Mrs. Daniels received a degree in management from the Insurance Institute of America and worked for ACE Property and Casualty (formerly CIGNA P&C) where she was the Office Manager for the company’s Macon location. Mrs. Daniels has been involved with several organizations, including the American Heart Association, Jones County Little League, American Cancer Society’s Relay for Life and Jones County History & Heritage (Treasurer).

M. COLE DAVIS – Mr. Davis has served as our Executive Vice President since 2005. Prior to joining the Bank, he served from 1997 to 2005 as Regional Retail Banking Manager of BB&T in Macon where he was responsible for the sales and service program for 41 branches. Mr. Davis graduated with a BBA in Business Management from Georgia College and State University in 1978. He is also an alumnus of the Georgia Banking School at University of Georgia. He began his banking career in 1979 with stints of service at BankSouth and First Liberty Bank (now BB&T).

FRANKLIN J. DAVIS – Mr. Davis was born and raised in Jones County. He is a graduate of Georgia College and State University with a degree in accounting. From 1996 to 2000 Mr. Davis was the owner of Frank J. Davis, CPA firm. From 2001 through 2006 he was a principal partner of Davis, Merritt & Cleveland CPAs. From January 1, 2007 to the present he has been a principal partner of Davis & Cleveland, CPAs. The CPA firm has offices in Gray and Milledgeville, Georgia.

JOSEPH S. DUMAS – Mr. Dumas grew up in Hillsboro, Georgia. He is a graduate of Monticello High School and the University of Georgia where he received his Bachelor of Business Administration major in real estate and urban development. Mr. Dumas has been accepted as a Member of the Appraisal Institute (MAI) and is a Certified General Appraiser of the State of Georgia. He is a past Macon-Bibb County Planning and Zoning Commissioner and former Trustee and officer of the Stratford Academy Board of Trustees. He is past president of the Middle Georgia Chapter of Real Estate Appraisers. Mr. Dumas has been the owner and president of Southland Appraisals, Inc. for over 26 years. His company does agricultural, timber and commercial real estate appraisals over the entire state of Georgia.

ROY H. FICKLING – Mr. Fickling is the owner and president of Fickling & Company, Inc., a Macon, Georgia-based regional real estate development, brokerage, management and consulting firm, since October 1993, and an officer/director of several closely held investment and operating companies. He is also the president of Riverside Automotive, Inc. and Riverside Ford, Inc. and serves as a director of Oxigene Inc. (NASDAQ:OXGN), a clinical stage biopharmaceutical company based in Waltham, MA. Mr. Fickling was a founding director of Rivoli Bank & Trust of Macon and of Beech Street, U.K., Ltd. of London, England, an international healthcare administration firm. He was a major shareholder and advisor to Beech Street Corporation, the largest private PPO network, prior to its acquisition by Concentra, Inc. in 2005. Mr. Fickling currently serves on the Georgia Rail Passenger Authority (appointed by the Governor) and on the Georgia Technology Authority (appointed by the Speaker of the House). Mr. Fickling currently serves on several civic boards including the Macon/Bibb County Chamber of Commerce, Education First, Shield Club, WRALC Museum of Aviation, and the Georgia Aviation Hall of Fame (Board of Electors). In the recent past, Mr. Fickling has served on the board of the Macon Downtown Rotary Club, the Commission on Macon/Atlanta Rail, Macon Economic Development Commission, Wesleyan College (Vice Chairman and Chairman of the Finance Committee), Tubman African American Museum, City Club of Macon, Mid Summer Macon, Cherry Blossom Festival, United Way of Central Georgia, Mercer University Executive Forum (steering committee), and the American Heart Association of Macon. Mr. Fickling has received several awards for his civic involvement including WRLAC 116th Air Wing Honorary Commander, Keep Macon/Bibb Beautiful Leadership Award, Macon Economic Development Commission Champion of the Year (twice), Macon Arts Alliance Cultural Leadership Award, Keep Macon/Bibb Beautiful Man of the Year Award, and Macon Magazine Young Leader of the Year. Mr. Fickling holds a B.A. in Business Administration (Banking & Finance) from the University of Georgia.

TERRELL L. FULFORD – Mr. Fulford was born in Macon, Georgia. He moved to Jones County in 1963 and graduated from Jones County High School in 1967. He worked with his father (Fulford and Sons Construction) from 1967—1980, worked for Georgia Power for several years, then formed Fulford and Willis Construction Company in 1982. In 1987, Mr. Fulford purchased Roof Truss Company of which he is the current President and co-owner. Mr. Fulford is also co-owner and CEO of Fulford and Willis Rentals, Inc., a residential and commercial rental company. Mr. Fulford is active in local government, having served as District Three Representative on Gray City Council from July 2000 to present. He is a member and two-time past president of the Lions Club of Jones County. He is a member of Sincerity Lodge #430, member and former director of the Jones County/Gray Chamber of Commerce, a former member of the American Health Association of Jones County of which he has held both the president and vice president positions for several years. Former member and charter Treasurer of the Jones County Exchange Club, Mr. Fulford is also in his third year as Chairman of the Gray Station Better Hometown Program.

ARTHUR J. GOOLSBY – Mr. Goolsby is a lifelong resident of Jones County. He attended both Middle Georgia College and the University of Georgia, graduating with a degree in geology. Mr. Goolsby was employed in the kaolin industry for several years working in General Refractories and U.S. Borax. In the late 1960s and early 1970s he was employed by the State Environmental Division and Reynolds Aluminum. He has been self employed in the land and timber business since the late 1970s. Mr. Goolsby is a partner in James Emory, Inc. and Penmain Head, LLC and owner of Jones Central, LLC, all land oriented businesses.

JAMES R. HAWKINS – Mr. Hawkins is a resident of Bibb County. Since 1982, Mr. Hawkins has been self employed in various ventures such as construction, land and timber and aviation. He is currently owner of Siteco, which is an earthmoving and grading company that primarily serves Middle Georgia. He also owns Fairmont Equipment, LLC, an equipment company, and is involved in various commercial and residential real estate partnerships. Mr. Hawkins is an Airline Transport rated commercial pilot with approximately 6,000 hours of flight experience.

JOHN A. HUDSON – A resident of Jones County, Mr. Hudson was born in Bremen, Georgia and lived there until his family moved to Missouri. He graduated from high school in Clinton, Missouri. Dr. Hudson attended the University of Missouri and earned AB and MD degrees. He obtained his post graduate training in internal medicine, cardiology, and critical care medicine in California; first at the U.S. Naval Hospital, San Diego and then at Mercy Hospital, also in San Diego. He joined the Mercer University School of Medicine Faculty before that school opened in 1982. In addition to clinical practice and teaching Dr. Hudson has served in several administrative capacities at the Mercer Medical School and the Medical Center of Central Georgia. These include: Director of Medical Education, Associate Dean for Clinical Education, Executive Associate Dean and Chairman of the Department of Internal Medicine. He now serves as Professor of Internal Medicine and Cardiology for the Mercer Medical School and Associate Medical Director of the Georgia Heart Center at the Medical Center of Central Georgia.

R. DREW HULSEY, JR. – Mr. Hulsey graduated with a BBA in Finance from Georgia Southern University. He is also an alumnus of the Graduate School of Banking at Louisiana State University. Mr. Hulsey has been in banking since 1985. Before joining the Bank as CEO in 2003 he most recently served as Regional Business Banking Manager at BB&T in Macon. He also served as City Executive for BB&T in Tifton, GA, and has commercial and retail banking experience with Commercial Banking Company in Valdosta, SunTrust Bank and Bank of America. Mr. Hulsey is a board member for a local charitable foundation, for the Medcen Community Health Foundation Board and for the Executive Board of the Central Georgia Boy Scout Council.

ROBERT C. McMAHAN – Mr. McMahan has been President and CEO of Golden Point Group, Inc., a company specializing in small business investments, since December 1994. Mr. McMahan is the former Chairman and CEO of Decatur Federal and DFSoutheastern, Inc. headquartered in Decatur, Georgia. With the merger of First Union and Decatur Federal, he was appointed Vice Chairman. He is currently a member of the Board of Directors for Cotton States Insurance, Mountain Heritage Bank, UCB Financial Group, Inc. and its subsidiary Atlanta Business Bank and is the Vice Chairman of Greater Atlanta Christian School and Secretary of Greater Atlanta Christian School Foundation and board member of Georgia Agape, Inc. He has previously served on the Board of Directors of Citizens Trust, First Union National Bank of Georgia, and First Union Corporation of Georgia. Mr. McMahan is the former Vice Chairman of the Savings and Community Banks of America. A native of Sevierville, Tennessee, Mr. McMahan is a graduate of the University of Tennessee and an alumnus of the Graduate School of Savings and Loan at the University of Indiana. Mr. McMahan and his wife, Judy, have two adult children and two grandchildren.

MICKEY C. PARKER – Mr. Parker is a 1978 graduate of Mercer University with a double BA in Business Administration and Political Science. He is also a graduate of the Southeastern School of Advanced Commercial Lending at Vanderbilt and is in the second year of the American Bankers Association Stonier Graduate School of Banking. Mr. Parker began his banking career with Citizens & Southern National Bank in 1973. His experience includes Regional Cashier, Regional Human Resources Officer, Commercial Lending Officer and Manager of Professional & Executive Banking. Mr. Parker was City President for Magnolia State Bank for several years prior to joining our bank as President in 2002. Mr. Parker has been very active in civic and community organizations. Positions he has held include: president of Bank Administration Institute, education director for Middle Georgia American Institute of Banking, president of Middle Georgia Computer Club, and president of the Gray/Jones County Chamber of Commerce. He is currently a member of the Jones County Development Authority, the Middle Georgia Workforce Investment Board, Jones County exchange Club and the Gray Station Better Hometown Board. Mr. Parker is a native of Thomaston, Georgia. He and his wife, Kathy have two children.

ZELMA A. REDDING – Mrs. Redding was born in Macon, Georgia. She is the widow of legendary singer Otis Redding. She attended Crandall Business College where she received her business degree in 1970. In 1972, she opened her own booking agency the Redding Theatrical Agency and The Big O Record Shop. In 1977, she opened New Directions night club. In 1993, she and her daughter opened Karla’s Shoe Boutique and she continues to help with its day-to-day operations. Mrs. Redding’s main focus on a daily basis is working with Universal Music Publishing Group to oversee the copyrights and use of her husband’s world-famous image and songs. She also oversees an annual scholarship in honor of her husband, and is planning a music education camp for the Big “O” Youth Educational Dream Foundation, which she will launch in the summer of 2008. She also serves on the Board of the Boys and Girls Club of Central Georgia and is a partner in two Zaxby’s food chains in Jacksonville, Florida. Mrs. Redding’s hobbies include fishing, cross-stitching, traveling and spending time with her children and grandchildren.

ANGELA M. TRIBBLE – Mrs. Tribble is a lifelong resident of Jones County. She graduated magna cum laude from Georgia College & State University in 1983 upon completion of a Bachelor of Science Degree in mathematics and a minor in Computer Information Systems. Mrs. Tribble worked in computer software programming for 14 years and for the last 12 years has devoted her energies full-time as a partner with her husband in various businesses. These businesses include Dairy Queen of Gray and The Palms Car Wash in Gray. Mrs. Tribble assists in the management and accounting of various real estate companies. She is a past board member of the Jones County/Gray Chamber of Commerce.

Code of Ethics

We have adopted a code of ethics applicable to our officers and employees. Although the code does not satisfy all of the criteria set forth in Item 406(b) of the SEC’s Regulation S-B, we believe that it is reasonably designed to promote ethical conduct and prevent conflicts of interest. Because the existing code accomplishes these objectives, we did not believe that it was necessary to adopt an additional code of ethics that complies with the SEC definition at this time, although we may do so in the future.

EXECUTIVE COMPENSATION

Overview

The primary objectives of our executive compensation programs are to attract and retain top managerial talent and to reward them based on both individual and overall company performance. To achieve these objectives, and to determine the specifics of each element of overall compensation, we focus largely on levels and elements of compensation that are offered by similarly-situated competitors in our market area. We believe that this focus is justified in our situation because of the intense competition that we face for executive talent. The banking industry in our market area is more fraternal than many other industries. As a result, executives in our industry are generally aware of how their peers are compensated. If we are not competitive in terms of overall compensation, then we risk losing members of our management team to other financial institutions. Furthermore, we would not be able to attract key personnel if we were unable to offer compensation packages that are at least comparable, if not more attractive, than those offered by our competitors.

As is customary for similarly-situated financial institutions in our area, we primarily compensate our senior management through a mix of base salary, bonus and equity compensation. We also offer standard other benefits and perquisites, although these elements comprise only a minor portion of the overall compensation paid to our executives. We tend to determine the amount of each element of compensation separately based on industry standards as opposed to first setting overall compensation that is subsequently allocated between the various elements. However, once the individual elements of compensation are preliminarily determined, we will also examine the overall compensation package to ensure that it is reasonable and designed to meet our objectives. While the starting point is usually tied to industry practices for similarly-situated executives, we will make adjustments based on factors that distinguish us from our competitors. For example, since we are smaller than many of the regional banks that we compete with, we may be unwilling or unable to match base salary levels for similar executives with these larger institutions. However, we believe that our equity compensation may be more attractive because we have the opportunity to grow at a faster rate than our larger peers if we can successfully implement our business plan.

Summary Compensation Table

The table below provides information concerning the compensation paid to our chief executive officer and our two most highly compensated executive officers (other than our CEO) for services in all capacities for the years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[2]	Total ($)
R. Drew Hulsey, Jr.	2007	147,833	47,439		32,692			24,802	252,766
CEO	2006	140,587	48,468	—	70,041	—	—	19,118	278,214
Mickey C. Parker	2007	124,498	25,414		32,692			29,943	242,490
President	2006	115,343	27,011	—	27,242	—	—	24,045	193,641
M. Cole Davis	2007	114,883	23,719		13,072			21,936	192,874
EVP	2006	108,215	—	—	10,895	—	—	19,472	138,582

1	The figures in this column represent the dollar amount recognized for financial statement reporting purposes for the respective year. For a discussion of the assumptions that were used in determining these amounts please refer to footnote 10 to the audited financial statements that are included in the annual report that accompanies this proxy statement.

2	The amounts in this column include, with respect to Messrs. Hulsey and Parker, personal use of bank automobile, bank-paid insurance premiums, director fees of $6,600 for 2007 and $3,550 for 2006 for each individual and matching contributions under a 401(k) plan. With respect to Mr. Davis, the amount in this column consists of bank-paid insurance premiums and matching contributions under a 401(k) plan.

Outstanding Equity Awards at December 31, 2007

The following table provides information concerning unvested options, unexercised options, and equity incentive plan awards for each of our named executive officers as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable [1]	Option Exercise Price ($)	Option Expiration Date
R. Drew Hulsey, Jr.	49,382	—	11.67	2/15/2015
CEO	10,719	21,438	11.67	2/15/2016
Mickey C. Parker	49,382	—	11.67	2/15/2015
President	10,719	21,438	11.67	2/15/2016
M. Cole Davis	9,876	9,876	11.67	6/15/2015
EVP	4,288	8,575	11.67	2/15/2016

[1]

The unexercisable options for Messrs. Hulsey and Parker vest in two equal annual installments beginning February 15, 2008. The 9,876 unexercised options for Mr. Davis vest as follows: 4,938 on June 12, 2008 and 4,938 on June 12, 2009. The 8,575 unexercised options for Mr. Davis vest in two equal annual installments beginning February 15, 2008.

Employment Agreement with R. Drew Hulsey, Jr.

In February 2005, Piedmont Community Bank entered into a Second Amended and Restated Employment Agreement with R. Drew Hulsey, Jr. whereby Mr. Hulsey is employed as the bank’s Chief Executive Officer. The term of the agreement is for two years with automatic extensions of one day for each day that passes during the term so that the term always remains at an additional two years unless either party gives written notice to the other that the term will not be extended further.

During the term of his employment Mr. Hulsey will be entitled to (a) such incentives and discretionary bonuses as may be authorized, declared and paid by the Board of Directors; (b) health and dental (including dependents), disability and life insurance, including term life insurance in an amount at least equal to three times his base salary; and (c) membership in social, professional and civic clubs as determined by the Board of Directors. Mr. Hulsey will also be reimbursed for expenses reasonably incurred by him in the performance of his responsibilities and duties for the bank.

Mr. Hulsey’s employment agreement will be terminated by his death or disability. It may also be terminated by the discharge by the bank of Mr. Hulsey for “cause”, as defined in the employment agreement. If Mr. Hulsey is terminated without cause, or if Mr. Hulsey leaves for “good reason” (as defined in the employment agreement) then the bank will pay Mr. Hulsey severance compensation in an amount equal to two times his annual base salary then in effect, which will be paid in installments over a 24-month period, and the bank will continue all insurance benefits for Mr. Hulsey and his dependents which were in effect at the time of the termination for a period of 24 months following termination or, if shorter, until Mr. Hulsey is employed by another employer. Assuming a hypothetical not-for-cause termination as of December 31, 2007, the bank would have had to pay Mr. Hulsey $314,000 over a 24-month period and would have had to continue insurance benefits during that period.

In the event of a “change in control” (as defined in Mr. Hulsey’s employment agreement) of the bank during the term of employment, then the bank will pay Mr. Hulsey severance compensation in a lump sum equal to 150% of his base salary then in effect. If the bank had experienced a change in control as of December 31, 2007 then it would have had to pay Mr. Hulsey $235,500.

Mr. Hulsey’s employment agreement provides that he will not participate in the control or management of another bank within 25 miles of the bank’s location in Gray, Georgia for a period of one year after the termination, for any reason, of his employment agreement. He is also prohibited from soliciting bank customers for the purpose of selling to them products or services that are competitive with products and services of the bank for a period of one year following the termination of his employment agreement. The agreement also provides that he will not use or disclose the bank’s confidential information during the term of his employment and for a period of one year after the termination of employment and he is restricted from disclosing or using the bank’s trade secrets at all times.

Employment Agreement with Mickey C. Parker

In February 2005 Piedmont Community Bank entered into an Amended and Restated Employment Agreement with Mickey C. Parker whereby Mr. Parker is employed as the bank’s President. The term of the agreement is for two years with automatic extensions of one day for each day that passes during the term so that the term always remains at an additional two years unless either party gives written notice to the other that the term will not be extended further.

During the term of his employment Mr. Parker will be entitled to (a) such incentives and discretionary bonuses as may be authorized, declared and paid by the Board of Directors; (b) health and dental (including dependents), disability and life insurance, including term life insurance in an amount at least equal to three times his base salary; (c) use of a bank owned vehicle; and (d) membership in social, professional and civic clubs as determined by the Board of Directors. Mr. Parker will also be reimbursed for expenses reasonably incurred by him in the performance of his responsibilities and duties for the bank.

Mr. Parker’s employment agreement will be terminated by his death or disability. It may also be terminated by the discharge by the bank of Mr. Parker for “cause”, as defined in the employment agreement. If Mr. Parker is terminated without cause, or if Mr. Parker leaves for “good reason” (as defined in the employment agreement) then the bank will pay Mr. Parker severance compensation in an amount equal to two times his annual base salary then in effect, which will be paid in installments over a 24-month period, and the bank will continue all insurance benefits for Mr. Parker and his dependents which were in effect at the time of the termination for a period of 24 months following termination or, if shorter, until Mr. Parker is employed by another employer. Assuming a hypothetical not-for-cause termination as of December 31, 2007, the bank would have had to pay Mr. Parker $250,000 over a 24-month period and would have had to continue insurance benefits during that period.

In the event of a “change in control” (as defined in Mr. Parker’s employment agreement) of the bank during the term of employment, then the bank will pay Mr. Parker severance compensation in a lump sum equal to 100% of his base salary then in effect. If the bank had experienced a change in control as of December 31, 2007 then it would have had to pay Mr. Parker $125,000.

Mr. Parker’s employment agreement provides that he will not participate in the control or management of another bank within 25 miles of the bank’s location in Gray, Georgia for a period of one year after the termination, for any reason, of his employment agreement. He is also prohibited from soliciting bank customers for the purpose of selling to them products or services that are competitive with products and services of the bank for a period of one year following the termination of his employment agreement. The agreement also provides that he will not use or disclose the bank’s confidential information during the term of his employment and for a period of one year after the termination of employment and he is restricted from disclosing or using the bank’s trade secrets at all times.

Employment Agreement with M. Cole Davis

In June 2005 Piedmont Community Bank entered into an Employment Agreement with M. Cole Davis whereby Mr. Davis is employed as the bank’s Executive Vice President – Macon City Executive. The term of the agreement is for two years with automatic extensions of one day for each day that passes during the term unless either party gives written notice to the other that the term will not be extended further.

During the term of his employment Mr. Davis will be entitled to such incentives and discretionary bonuses as may be authorized, declared and paid by the Board of Directors. Mr. Davis will also be reimbursed for expenses reasonably incurred by him in the performance of his responsibilities and duties for the bank.

Mr. Davis’ employment agreement will be terminated by his death or disability. It may also be terminated by the discharge by the bank of Mr. Davis for “cause”, as defined in the employment agreement. If Mr. Davis is terminated without cause, or if Mr. Davis leaves for “good reason” (as defined in the employment agreement) then the bank will pay Mr. Davis severance compensation in an amount equal to two times his annual base salary then in effect, which will be paid in installments over a 24-month period, and the bank will continue all insurance benefits for Mr. Davis and his dependents which were in effect at the time of the termination for a period of 24 months following termination or, if shorter, until Mr. Davis is employed by another employer. Assuming a hypothetical not-for-cause termination as of December 31, 2007, the bank would have had to pay Mr. Davis $236,000 over a 24-month period and would have had to continue insurance benefits during that period.

In the event of a “change in control” (as defined in Mr. Davis’ employment agreement) of the bank during the term of employment, then the bank will pay Mr. Davis severance compensation in a lump sum equal to 100% of his base salary then in effect. If the bank had experienced a change in control as of December 31, 2007 then it would have had to pay Mr. Davis $118,000.

Mr. Davis’s employment agreement provides that he will not participate in the control or management of another bank within 25 miles of the bank’s location in Macon, Georgia for a period of one year after the termination, for any reason, of his employment agreement. He is also prohibited from soliciting bank customers for the purpose of selling to them products or services that are competitive with products and services of the bank for a period of one year following the termination of his employment agreement. The agreement also provides that he will not use or disclose the bank’s confidential information during the term of his employment and for a period of one year after the termination of employment and he is restricted from disclosing or using the bank’s trade secrets at all times.

Stock Option Plan

We have a stock option plan that is intended to advance our interests and our shareholders’ interest by: (i) assisting us in securing and retaining key employees and directors of outstanding ability by making it possible to offer them an increased incentive to join or continue in our service; and (ii) increasing our key employees’ and directors’ efforts for our welfare by participating in our ownership and growth. The stock options granted under the plan may either be incentive stock options or non-qualified stock options.

The executive committee of our Board of Directors will have complete authority to interpret the stock option plan, make grants, and determine terms and conditions within the context of the stock option plan.

Options granted under the plan will be exercisable in whole or in part, from time to time, before their termination, by paying the full option price in cash, in shares of our common stock previously held by the optionee, or a combination thereof. Any option that is granted under the plan will expire not later than the date that is 10 years from the date the option is granted or such earlier date as will be set by the Board of Directors when an option is granted.

Incentive stock options will not be granted to any individual pursuant to the plan if the effect of such grant would be to permit such person to first exercise options, in any calendar year, for the purchase of shares having a fair market value in excess of $100,000 (determined at the time of the grant of the options). An optionee may exercise options for the purchase of shares valued in excess of $100,000 (determined at the time of the grant of the options) in a calendar year, but only if the right to exercise such excess options first become available in prior calendar years.

No optionee owning more than 10% of the combined voting power of all classes of our capital stock then outstanding may purchase our common stock pursuant to incentive stock options under the plan for less than one hundred ten percent (110%) of its fair market value on the date of grant nor may any option granted to such a person be exercisable on a date later than five years from the date of grant.

The total number of shares on which options may be granted under the plan and option rights (both as to the number of shares and the option price) will be appropriately adjusted for any increase or decrease in the number of outstanding shares of our common stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, combination or exchange of shares. Upon dissolution or liquidation of the Bank, each option granted under the plan will terminate. The grant of an option pursuant to the plan will not in any way affect our right or power to make adjustments, reclassifications, or changes of our capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

Our Board of Directors will have the right at any time to amend or terminate the plan. The plan is scheduled to terminate on February 15, 2015. However, no amendments may be made to the plan without the approval of our shareholders (except for amendments resulting from changes in our capitalization) which:

•	increase the total number of shares for which options may be granted under the plan;

•	change the minimum purchase price for the options;

•	affect any outstanding option or any unexercisable right thereunder;

•	extend the option period; or

•	extend the termination date of the plan.

Compensation of Directors

The following table provides information concerning the compensation of our directors for 2007. The table omits R. Drew Hulsey, Jr. and Mickey C. Parker since they are also named executive officers and their compensation for services as a director is fully reflected in the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christine A. Daniels	7,000	—	8,420	—	—	—	15,420
Franklin J. Davis	8,700	—	17,084	—	—	—	25,784
Joseph S. Dumas	6,900	—	16,836	—	—	—	23,736
Terrell L. Fulford	7,500	—	7,012	—	—	—	14,512
Arthur Goolsby	7,750	—	25,136	—	—	—	32,886
James R. Hawkins	6,800	—	5,608	—	—	—	12,408
John A. Hudson	7,875	—	11,228	—	—	—	19,103
Robert C. McMahan	6,900	—	16,836	—	—	—	23,736
Zelma A. Redding	8,400	—	14,596	—	—	—	22,996
Angela Tribble	7,850	—	29,748	—	—	—	37,598

[1]

The figures in this column represent the dollar amount recognized for financial statement reporting purposes for 2007. For a discussion of the assumptions that were used in determining these amounts please refer to footnote 10 to the audited financial statements that are included in the annual report that accompanies this proxy statement. For each director, the total number of options outstanding as of December 31, 2007, on a post-split adjusted basis, were as follows: Christine A. Daniels - 8,280; Franklin J. Davis - 16,804; Joseph D. Dumas - 16,560; Terrell L. Fulford - 6,900; Arthur Goolsby - 24,728; James R. Hawkins - 5,520; Dr. John A. Hudson - 11,040; Robert C. McMahan - 16,560; Zelma A Redding - 14,352; and Angela Tribble - 29,258.

The Board of Directors typically has 11 regular meetings each year. Committees of the Board generally meet no less frequently than 4 times each year. During the first half of 2007, the Board members were compensated as follows: the Chairman received $600 per meeting attended, all other Board members received $500 per meeting attended; loan committee members who are outside directors received $50 per meeting attended; all other outside directors who served on other committees received $50 per meeting attended if the meeting was held on a day that was not the day of the regular Board meeting. Effective July 1, 2007, the compensation structure of the Board was changed as follows: Chairman receives $700 per meeting attended, the Secretary receives $650 per meeting attended and all other Board members receive $600 per meeting attended, committee chairmen receive $75 per meeting attended; outside director committee members receive $50 per meeting attended. In setting these fees, the Board reviewed director compensation arrangements for similarly-situated financial institutions in our area. Based on this review, the Board concluded that the compensation package offered to our directors was reasonable and justified.

COMMON STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock as of February 28, 2008 by each person, other than our directors and executive officers, who is known to us to be the beneficial owner of more than 5% of our common stock.

Name and address of beneficial owner	Number of shares of common stock beneficially owned[1]		Percentage
Dory Wiley Service Capital Partners, LP Service Capital Advisors, LLC 1700 Pacific Avenue, Suite 2000 Dallas, Texas 75201	161,443	[2]	9.9%

[1]

The information shown above is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

[2]

Based on a holdings report on Schedule 13G filed pursuant to the Exchange Act which indicates that Service Capital Partners is a Texas limited partnership, Service Capital Advisors is a Texas limited liability company, and Dory Wiley is the principal of Service Capital Advisors and is a United States citizen. Service Equity Partners, LP and Service Equity Partners (QP), LP are the record owners, in aggregate, of the shares of the common stock being reported. Service Capital Partners is the general partner of each of Service Equity Partners, LP and Service Equity Partners (QP), LP. Service Capital Advisors is the general partner of Service Capital Partners, and Dory Wiley is the principal of Service Capital Advisors. Therefore, Service Capital Partners, Service Capital Advisors, and Dory Wiley indirectly have the power to vote and dispose of the shares being reported, and accordingly, may be deemed the beneficial owners of such shares.

Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of February 28, 2008 by each director and each executive officer named in the summary compensation table above. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The address of each of our directors and named executive officers is c/o Piedmont Community Bank Group, Inc., 110 Bill Conn Connector, Gray, Georgia 31032.

Name	Positions Held		Shares Owned[1]		Percentage
Christine A. Daniels	Director (Secretary	)	23,521	[2]	1.44%
M. Cole Davis	EVP		27,190	[3]	1.65%
Franklin J. Davis	Director		43,527	[4]	2.65%
Joseph S. Dumas	Director		62,041	[5]	3.78%
Roy H. Fickling	Director		68,599	[6]	4.21%
Terrell L. Fulford	Director (Vice Chairman	)	20,201	[7]	1.24%
Arthur Goolsby	Director		96,526	[8]	5.86%
James R. Hawkins	Director		15,681	[9]	0.96%

Name	Positions Held		Shares Owned[1]		Percentage
John A. Hudson	Director (Chairman	)	39,681	[10]	2.43%
R. Drew Hulsey, Jr.	Director; CEO		79,238	[11]	4.66%
Robert C. McMahan	Director		44,041	[12]	2.68%
Mickey C. Parker	Director President		99,914	[11,13]	5.87%
Zelma A. Redding	Director		50,216	[14]	3.06%
Angela Tribble	Director		81,066	[15]	4.91%
All directors and executive officers as a group (14 persons)			751,442	[16]	39.82%

[1]

The information shown above is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

[2]	Includes 18,000 shares held jointly with Ms. Daniels’ spouse and 5,520 shares that she may acquire by virtue of her exercise of options.

[3]	Includes 18,452 shares that may be acquired by virtue of his exercise of options.

[4]	Includes 18,000 shares held jointly with Mr. Davis’ spouse and 11,203 shares that he may acquire by virtue of his exercise of options.

[5]	Includes 30,000 shares held jointly with Mr. Dumas’ spouse and 11,040 shares that he may acquire by virtue of his exercise of options.

[6]	Includes 1,200 shares held by Mr. Fickling’s spouse.

[7]	Includes 15,000 shares held jointly with Mr. Fulford’s spouse and 4,600 shares that he may acquire by virtue of his exercise of options.

[8]	Includes 7,875 shares held individually by Mr. Goolsby’s spouse, 6,000 shares owned jointly by Mr. Goolsby and his spouse, and 16,485 shares that he may acquire by virtue of his exercise of options.

[9]	Includes 3,680 shares that he may acquire by virtue of his exercise of options.

[10]	Includes 36,000 shares held jointly with Dr. Hudson’s spouse and 3,680 shares that he may acquire by virtue of his exercise of options.

[11]	The figures for Messrs. Hulsey and Parker each include 70,820 shares that they may acquire by virtue of their exercise of options.

[12]	Includes 11,040 shares that he may acquire by virtue of his exercise of options.

[13]	Includes 4,800 shares held jointly with Mr. Parker’s spouse and 276 shares that are owned by Mr. Parker’s spouse.

[14]	Includes 9,568 shares that she may acquire by virtue of her exercise of options.

[15]	Includes 60,960 shares held jointly with spouse and 19,505 shares that she may acquire by virtue of her exercise of options.

[16]	Includes 256,413 shares that may be acquired by virtue of their exercise of options.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2007, our Board of Directors held 11 meetings. All of our directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served. We do not have a formal policy regarding director attendance at the annual meeting of shareholders, although all directors are encouraged to attend. All of our directors attended our 2007 annual meeting of shareholders.

Our Board of Directors has an Audit Committee and an Executive Committee. We do not have a formal nominating committee nor written charter. In lieu of a nominating committee, Board members may recommend and vote on a slate of director nominees to be put forth to a vote by our shareholders. We do not currently have a formal policy or process for identifying and evaluating nominees other than the qualification requirements set forth by Georgia law and our bylaws. The Board does not currently have a formal written policy with regard to the consideration of any director candidates recommended by security holders. The Board has determined that in view of our relative size and shareholder base, such a policy has been unnecessary in the past, although it will continually re-evaluate the appropriateness of developing such a policy in the coming year.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The names of each member of our Audit Committee are: Bob McMahan, Jim Hawkins and Jim Goolsby. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix A to the proxy statement for our 2007 annual meeting of shareholders. We do not currently maintain a copy of our Audit Committee charter on our website, although we may elect to do so in the future.

All of the members of our Audit Committee are independent, as defined by Nasdaq Marketplace Rules. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as the Company’s auditors and reviews the audit plan, financial statements and audit results.

The Audit Committee met four times in 2007. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditor the results of the audit and management’s responses. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors.

The Board of Directors believes that Robert C. McMahan qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-B.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2007 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codifications of Statements on Auditing Standards, AU § 380), Communications with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-KSB for filing with the SEC. Submitted by the members of the Audit Committee: Bob McMahan, James R. Hawkins and Arthur J. Goolsby.

Executive Committee

Among other functions, the Executive Committee is responsible for establishing the compensation plans for the Bank. Its duties include the development with management of all benefit plans for employees of the Bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. Because the Executive Committee essentially performs all of the functions that would normally be performed by a compensation committee, we do not have a separately-designated compensation committee. Although we are generally guided by the principals set forth under “EXECUTIVE COMPENSATION – Overview”, we have no formal processes for setting executive compensation. The names of each member of our Executive Committee are: John A. Hudson, J. Sidney Dumas, Terrell L. Fulford, Robert C. McMahan and R. Drew Hulsey, Jr. Mr. Hulsey does not vote on matters involving his compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have followed a policy of granting various types of loans to executive officers, directors, to their family members, and to certain entities in which they have an interest. However, the loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with our other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features. Otherwise, we have not during the last two years entered into, nor is there proposed, any transaction in which any director, executive officer, director nominee, or principal shareholder, or any member of their immediate family, had a direct or indirect material interest. As of December 31, 2007 our directors and executive officers and entities with which they are affiliated were indebted to our bank subsidiary in the aggregate amount of $2,904,000. The total outstanding commitments to directors and executive officers, as of December 31, 2007, was $163,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(d) during 2007, no director, officer and/or beneficial owner of more than 10% of our common stock failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934 except that one Form 4 for Arthur J. Goolsby and one Form 4 for Joseph S. Dumas were each filed one day late.

PROPOSAL II – AUTHORIZATION OF PREFERRED STOCK

General

Our Board of Directors has unanimously approved and recommended that our shareholders adopt an amendment to the Company’s articles of incorporation to authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as the Board may determine (the “Preferred Stock Proposal”). The Board of Directors believes that authorizing the Board to issue preferred stock will provide additional flexibility and enable the Company to raise capital and accomplish other corporate objectives in response to market conditions or growth opportunities as and when they become available.

Currently, we are not authorized to issue preferred stock. If the amendment is adopted by the shareholders of the Company, the shares of preferred stock will be available for issuance from time to time for such purposes and consideration as the Board may approve. No further vote of the shareholders of the Company will be required, except as provided under Georgia law. The Board of Directors believes that it is advisable to increase the Company’s authorized capital to include a class of preferred stock in order to increase the Company’s flexibility to engage in preferred stock financings that the Board of Directors believes are favorable to the Company and its shareholders.

The Company’s preferred stock may have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations, as determined by the Board in its sole discretion. The Board also has the sole authority to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate.

Potential Effects of the Proposed Amendment

In deciding whether to issue shares of preferred stock, the Board of Directors will carefully consider the terms of such capital stock and the effect of the issuance on the operating results of the Company and its existing shareholders. With the exception of stock dividends, issuances of one or more series of preferred stock may result in dilution to the investments of existing shareholders. In addition, issuances of preferred stock could be used to discourage or make it more difficult for a person to acquire control of the Company or remove management. The Board of Directors did not propose this amendment for the purpose of discouraging mergers or changes in control of the Company.

The text of the proposed articles of amendment is set forth in Appendix A attached hereto. Shareholders are urged to read Appendix A carefully.

The Board has no present intention of issuing any shares of preferred stock. None of our directors or executive officers has any financial or other personal interest in the Preferred Stock Proposal.

Required Vote

Provided that a quorum exists, the adoption of the Preferred Stock Proposal requires the affirmative vote of a majority of the shares represented at the meeting.

The Board of Directors unanimously recommends that you vote FOR the Preferred Stock Proposal.

INDEPENDENT PUBLIC ACCOUNTANT

General

We have selected the firm of Mauldin & Jenkins, LLC to serve as our independent auditors for the year ending December 31, 2008. We do not expect a representative from this firm to attend the annual meeting. There were no changes in or disagreements with Mauldin & Jenkins, LLC on accounting and financial disclosure in 2007.

During years ended December 31, 2007 and 2006, Mauldin & Jenkins, LLC provided the following professional services:

	2007	2006
Audit Fees	$85,749	$49,743
Audit Related Fees	—	—
Tax fees	$7,157	$6,848
All Other Fees	—	—
Total Total	$92,906	$56,591

Audit fees consist of the audit of the year end financial statements, the review of financial statements included in our quarterly filings on form 10-QSB, and services provided in connection with the review of our annual report on form 10-KSB. Tax fees consist of tax preparation services for federal, state, and local authorities.

Preapproval by Audit Committee

Under the Audit Committee’s charter, the Audit Committee is required to give advance approval of any non-audit services to be performed by our auditors, provided that such services are not otherwise prohibited by law.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors welcomes all communications from shareholders to the Board of Directors and/or management. Communications received by management will be discussed with the Chairman of the Board who is then responsible to exercise his or her discretion whether to present the communication to the full Board. Each Board member who receives communications directly from security holders exercises his or her own discretion upon whether to present the communications to the Board of Directors. Shareholders may direct any communications to Piedmont Community Bank Group, Inc., P.O. Box 1669, Gray, Georgia 31032, Attention: Julie Simmons.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2009 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December [ ], 2008. To ensure prompt receipt by us, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials. Any shareholder proposal not received by us before March [ ], 2009 will be considered untimely and, if presented at the 2009 annual meeting of shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a – 4(c) promulgated under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

The Board of Directors is not aware of any other matter that will come before the meeting, including any adjournments of it, that has not been discussed in this Proxy Statement. If other matters properly come before the meeting, the persons named in the Proxy Card will vote your shares in their discretion.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES AS FILED WITH THE SEC SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE. PLEASE DIRECT YOUR WRITTEN REQUEST TO: JULIE SIMMONS, PIEDMONT COMMUNITY BANK GROUP, INC., P. O. BOX 1669, GRAY, GEORGIA 31032.

May [__], 2008

APPENDIX A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PIEDMONT COMMUNITY BANK GROUP, INC.

SECTION 1.

The name of the corporation is Piedmont Community Bank Group, Inc. (the “Corporation”).

SECTION 2.

The Articles of Incorporation of the Corporation shall be amended by deleting Article 4 in its entirety and substituting in lieu thereof a new Article 4 which reads as follows:

“The Corporation shall have authority to issue 15,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights:

A. Common Stock. One class shall consist of 10,000,000 shares of common stock, no par value per share, designated “Common Stock”. The holders of Common Stock shall be entitled to elect the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

B. Preferred Stock. One class shall consist of 5,000,000 shares of preferred stock, no par value per share, designated “Preferred Stock”. To the fullest extent provided by Section 14-2-602 of the Georgia Business Corporation Code (and any successor provision thereof), the Board of Directors of the Corporation shall be empowered, without shareholder action, to divide any and all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors of the Corporation shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors of the Corporation in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors of the Corporation; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times, if any, when the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; (vi) whether the shares of such series have voting rights and the extent of such voting rights, if any, and (vii) all other preferences, limitations and relative rights.

The Board of Directors of the Corporation shall have the power to reclassify any unissued shares of any series of Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

Any action by the Board of Directors of the Corporation in authorizing the issuance of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved.”

A-1

SECTION 3.

All other provisions of the Articles of Incorporation shall remain in full force and effect.

SECTION 4.

This amendment was approved by the Corporation’s shareholders on [                    ], 2008 in accordance with Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers as of the [            ] day of [                    ], 2008.

PIEDMONT COMMUNITY BANK GROUP, INC.

By:
R. Drew Hulsey, CEO

[CORPORATE SEAL]

ATTEST:
Julie Simmons, Secretary

A-2

PIEDMONT COMMUNITY BANK GROUP, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2008

The undersigned shareholder of Piedmont Community Bank Group, Inc. (the “Company”) hereby appoints Mickey C. Parker and R. Drew Hulsey, Jr. and each of them as proxies, with full power of substitution acting by either of them if only one of them be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Chamber of Commerce Auditorium located at 161 W. Clinton Street, Gray, Georgia 31032, on Wednesday, May 28, 2008 at 4:00 p.m., and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS

A VOTE FOR THE PROPOSALS

PROPOSAL ONE:	To elect five Class II nominees listed below each to serve as directors of the Company for a three-year term expiring at the 2011 Annual Meeting of Shareholders.

☐	For all the nominees listed below	☐	Withhold authority to vote for all nominees listed below

(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee’s name or names listed below.)

Christine A. Daniels

Franklin J. Davis

Roy H. Fickling

James R. Hawkins

R. Drew Hulsey, Jr.

PROPOSAL TWO:	To approve an amendment to the Company’s articles of incorporation that authorizes the issuance of preferred stock in addition to common stock.

                                    ☐  For                                                     ☐  Against                                                     ☐  Abstain

This proxy will be voted as directed, but if direction to the contrary is not indicated, it will be voted FOR the Proposals.

Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.

Dated:                     , 2008

__________________________________

Signature of Shareholder

__________________________________

Signature of Shareholder (for jointly held shares)

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the entity by an authorized person.

Please mark, date and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.

PLEASE RETURN THIS PROXY TO REACH THE COMPANY NO

LATER THAN MAY 27, 2008